                                                           Exhibit No. EX-99.i.2

                                   Law Offices

                       Stradley Ronon Stevens & Young, LLP

                            2600 One Commerce Square
                      Philadelphia, Pennsylvania 19103-7098
                                 (215) 564-8000

Direct Dial: (215) 564-8198

                                  May 29, 2007

AssetMark Funds
2300 Contra Costa Boulevard
Suite 600
Pleasant Hill, CA 94523

Re:  Legal Opinion-Securities Act of 1933

Ladies and Gentlemen:

     We have examined the Agreement and Declaration of Trust (the "Declaration")
of AssetMark Funds (the "Trust"),  a series  statutory trust organized under the
Delaware  Statutory  Trust Act and the  By-Laws of the Trust,  all as amended to date, and the various pertinent corporate  proceedings we deem material. We also have examined the Notification of Registration  and the Registration  Statements
filed under the  Investment  Company Act of 1940,  as amended  (the  "Investment
Company  Act"),  and the  Securities  Act of 1933,  as amended (the  "Securities
Act"),  all as amended to date,  as well as other items we deem material to this opinion.

     The Trust is authorized by the Declaration to issue an unlimited  number of shares of beneficial  interest,  all without par value, and the Trust's Board of
Trustees has established and designated shares of the AssetMark Large Cap Growth
Fund,  AssetMark  Large Cap Value Fund,  AssetMark  Small/Mid  Cap Growth  Fund,
AssetMark  Small/Mid  Cap  Value  Fund,  AssetMark  International  Equity  Fund,
AssetMark Real Estate Securities Fund,  AssetMark  Tax-Exempt Fixed Income Fund,
AssetMark  Core Plus Fixed Income  Fund,  AssetMark  Fundamental  Index(TM)Large
Company Growth Fund, AssetMark  Fundamental  Index(TM)Large  Company Value Fund,
AssetMark Fundamental  Index(TM)Small Company Growth Fund, AssetMark Fundamental
Index(TM)Small     Company    Value    Fund    and     AssetMark     Fundamental
Index(TM)International  Equity  Fund  series  of  the  Trust  (individually  and collectively,  the "Series"), and has allocated an unlimited number of shares to such Series.  The  Declaration  also empowers the Board of Trustees to establish and designate additional series or classes and allocate shares to such series or classes.

     The Trust has filed with the U.S.  Securities  and  Exchange  Commission  a registration statement under the Securities Act, which registration statement is deemed to register an indefinite  number of shares of the Series pursuant to the provisions  of  Section  24(f) of the  Investment  Company  Act.  You have  also informed us that the shares of the Series  will be sold  pursuant to a procedure whereby  prospectuses  of the Trust are made  available for delivery to offerees and purchasers of such shares in accordance  with Section 5(b) of the Securities
Act.

     Based upon the foregoing information and examination,  so long as the Trust remains  a  valid  and  subsisting  entity  under  the  laws  of  its  state  of organization, and the registration of an indefinite number of shares of a Series remains  effective,  the authorized  shares of that Series,  when issued for the consideration set by the Board of Trustees pursuant to the Declaration,  will be legally outstanding,  fully-paid,  and non-assessable shares, and the holders of such shares will have all the rights  provided  for with respect to such holding by the Declaration and the laws of the State of Delaware.

     We  hereby  consent  to the  use  of  this  opinion  as an  exhibit  to the
Registration Statement of the Trust, along with any amendments thereto, covering the  registration  of the shares of the Series under the  Securities Act and the registration  statements or notice  filings,  and amendments  thereto,  filed in accordance with the securities laws of the several states in which shares of the
Series are offered,  and we further  consent to  reference  in the  registration statement of the Trust to the fact that this opinion  concerning the legality of the issue has been rendered by us.

Very truly yours,

STRADLEY RONON STEVENS & YOUNG, LLP

/s/ Michael P. O'Hare
Michael P. O'Hare, a Partner